UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Merrimack Pharmaceuticals, Inc.

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Merrimack Pharmaceuticals Announces Per Share Amount for

Previously Declared Special Dividend

Dividend Amount is $1.496675 per Outstanding Share of Merrimack Common Stock and Will be

Paid Today, as Previously Announced

Company Provides Update on NOL Carryforwards; No Impairment as of July 24, 2019

CAMBRIDGE, MA, September 5, 2019 – Merrimack Pharmaceuticals (Nasdaq: MACK) (the “Company” or “Merrimack”) announced today that the dividend amount for the previously authorized and declared $20 million special cash dividend (the “Special Dividend”) announced on July 25, 2019 is $1.496675 per outstanding share of Merrimack common stock. The dividend will be paid today, September 5, 2019, as previously announced, to stockholders of record as of the close of business on August 28, 2019.

The Company is focused on executing its carefully constructed plan to conserve cash and maximize value for shareholders, including distributing all of the more than $500 million in potential milestone payments the Company is eligible to receive, net of any taxes owed. The Special Dividend is consistent with implementing the Company’s strategic plan and, as opportunities arise, Merrimack will continue to look to distribute any excess cash deemed not essential to the Company’s minimal operations required to preserve its ability to capture all remaining potential milestones.

“Consistent with the Board of Directors’ strategic review and Merrimack’s prior communications, we are committed to maximizing the distribution of cash and milestone payments to our shareholders going forward,” said Gary Crocker, Chairman of Merrimack’s Board of Directors. “This dividend is part and parcel of that steadfast commitment.”

U.S. Federal Tax Treatment of the Special Dividend

Merrimack currently estimates that, for U.S. federal tax purposes, 100% of the Special Dividend (or approximately $1.50 per share) will likely be first treated as a return on capital to stockholders to the extent of their basis in Merrimack common stock, and then as capital gain.

The tax treatment of the Special Dividend will be based on Merrimack’s current and accumulated earnings and profits for Merrimack’s 2019 fiscal year ending December 31, 2019 (“FY19”). The process of determining current and accumulated earnings and profits requires a final determination of Merrimack’s financial results for FY19 and a review of certain other factors. The determination will be based in part on factors that are outside of the control of Merrimack and which cannot be ascertained at this time. Merrimack does not expect the calculation of the portion that will be treated as a taxable dividend for federal tax purposes to be finalized until after the completion of FY19. Accordingly, the portion of the Special Dividend estimated to be a taxable dividend provided in this release is based upon currently available information and is subject to change.

The precise tax impact of the Special Dividend to specific stockholders depends upon the stockholder’s individual tax situation. Stockholders are advised to consult with their personal tax advisors.

No NOL Impairment as of July 24, 2019

The Company engaged a leading global tax advisor to complete an evaluation of ownership changes through July 24, 2019 to refresh a recent study and assess whether utilization of the Company’s net operating loss carryforwards (“NOLs”) would be subject to an annual limitation under Section 382 of the Internal Revenue Code. As a result of this analysis, the Company believes it can utilize all of its existing tax net operating loss carryforwards. Any future impairment of the NOLs caused by a transaction that triggers an ownership change or use of the NOLs for other purposes could reduce these returns to shareholders. Merrimack is committed to monitoring the status of the Company’s NOLs and refreshing its Section 382 study as needed on a periodic basis to prevent any future impairments in order to maximize potential future distributions to shareholders.

Merrimack’s Board has consistently been focused on the value of the Company’s NOLs. The NOLs were fully incorporated into the recent strategic review and it was determined by the Company that the best use of the NOLs would be to shield potential tax payments related to the milestones in order to maximize distributions to shareholders.

About Merrimack

Merrimack Pharmaceuticals, Inc. is a biopharmaceutical company based in Cambridge, Massachusetts that is entitled to receive up to $455.0 million in contingent milestone payments related to its sale of ONIVYDE® to Ipsen S.A. in April 2017 and up to $54.5 million in contingent milestone payments related to its sale of anti-HER3 programs to 14ner Oncology, Inc. in July 2019. The Company is seeking potential acquirers for its remaining preclinical and clinical assets.

Investor Contact

Morrow Sodali

Michael Verrechia / Bill Dooley

Toll Free: (800) 662-5200

MACK@morrowsodali.com

Media Contact

Sloane & Company

Dan Zacchei / Kristen Duarte, 212-486-9500

dzacchei@sloanepr.com / kduarte@sloanepr.com

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). The Company intends to file a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s preliminary proxy statement for the 2019 Annual Meeting contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. If the holdings of the Company’s securities change from the amounts provided in the Company’s preliminary proxy statement for the 2019 Annual Meeting, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website at www.merrimack.com in the “Investors” section under “SEC Filings” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the year ended December 31, 2018. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.merrimack.com in the “Investors” section under “SEC Filings.”

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about the declared special cash dividend, the sufficiency of Merrimack’s cash resources and Merrimack’s strategic plan, including the potential distribution of additional cash. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, risks related to the actions of JFL Capital Management LLC and other activist stockholders, expectations for achievement of contractual milestones and the availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the SEC on July 17, 2019 and the other reports Merrimack files with the SEC.